UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): September 26, 2025

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	NRG	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2025, NRG Cedar Bayou 5 LLC, a Delaware limited liability company (the “Borrower”) and an indirect wholly-owned subsidiary of NRG Energy, Inc. (the “Company”), entered into a credit agreement providing for an aggregate principal amount of up to $561,901,530 (the “Credit Agreement”) with Wilmington Trust, National Association, as administrative agent and as collateral agent (the “Agent”), and the Public Utility Commission of Texas, as lender (the “Lender”). The proceeds will be used to finance an amount equal to approximately 60% of the anticipated eligible costs for the development, construction, and installation of an approximately 721 MW natural gas-fired combined-cycle power generation facility to be located in Chambers County, Texas and operating within the Electric Reliability Council of Texas, Inc. (the “Project”).

Interest accrued on each loan advanced to the Borrower under the Credit Agreement is 3.00%, payable each quarter following the closing date on September 26, 2025, provided that the amount of any interest shall be paid in kind by automatically capitalizing interest payments and adding such amounts to the aggregate principal amount of all loans outstanding on and prior to the date that commercial operation of the Project is achieved. The loans under the Credit Agreement have a final maturity date of September 26, 2045.

On September 26, 2025, the Company also entered into an equity contribution agreement and guaranty with the Borrower, the Lender, the Agent, and Cedar Bayou 5 Holdings LLC, a Delaware limited liability company, pursuant to which the Company agreed to guarantee the Borrower’s payment obligations under the Credit Agreement.

The Credit Agreement includes certain covenants and restrictions, including that the loans consist of no more than 60% of eligible Project costs, certain performance covenants relating to the Project, and customary negative covenants which restrict the ability of Borrower to incur indebtedness and to sell, lease or assign its assets, among other things.

The Credit Agreement includes customary mandatory prepayment provisions, including upon the occurrence of the following: (i) the loan-to-eligible Project costs ratio exceeding 60%, (ii) certain events that cause all or a portion of the Project to be damaged or destroyed or subject to eminent domain, (iii) certain asset sales by Borrower, or (iv) the incurrence of indebtedness by Borrower that is not permitted under the Credit Agreement.

The Credit Agreement also includes customary event of default provisions, including that it shall be an event of default if the Project has not achieved commercial operation by December 1, 2028. If an event of default occurs, the Lender may declare all or a portion of the amount of outstanding principal and accrued and unpaid interest to be immediately due and payable, subject, in certain instances, to the expiration of applicable cure periods.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 2.03 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2025

NRG Energy, Inc. (Registrant)

By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary